Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-260069, 333-271144 and 333-274264 on Form S-3 and Registration Statement Nos. 333-249130, 333-256013, 333-264025, 333-270915 and 333-276161 on Form S-8 of our report dated February 26, 2025, relating to the financial statements of Taysha Gene Therapies, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
February 26, 2025